UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2017

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida		32835
(Address of principal executive offices)		(Zip Code)

(407) 722-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2017, HRC Islander LLC, a Delaware limited liability company (“HRC Islander”), an, indirect wholly-owned subsidiary of Hilton Grand Vacations Inc. (“HGV”), entered into an Amended and Restated Limited Liability Company Agreement (the “Joint Venture Agreement”) of BRE Ace LLC, a Delaware limited liability company (the “Joint Venture”), with BRE Ace Holdings LLC, a Delaware limited liability company (“BRE Ace Holdings”), an affiliate of the real estate investment fund commonly known as Blackstone Real Estate Partners VIII (“Blackstone”). Pursuant to the Joint Venture Agreement, HRC Islander contributed approximately $40.0 million in cash for a 25% interest in the Joint Venture, which owns, through one or more subsidiaries, the remaining unsold timeshare inventory in a 1,201-key timeshare resort property and related operations, commonly known as “Elara, by Hilton Grand Vacations,” together with remaining commercial and penthouse space, and an undeveloped land parcel located at 80 East Harmon Avenue in Las Vegas, Nevada, and, from time to time, certain promissory notes or receivables related to financings provided by the Joint Venture or its subsidiaries in connection with sales of timeshare interests at Elara (collectively, the “Property”). In May 2017, the Joint Venture acquired 100% of the direct and indirect interests in the various entities that own the Property from its prior owner. HGV, through its subsidiaries, has managed the Property on a fee-for-service basis since 2012.

We sometimes refer to HRC Islander as “we,” “us” or “our” in the discussion below.

Management

BRE Ace Holdings, as the sole managing member, has exclusive and sole power and authority with respect to the management of the Joint Venture, including its day-to-day business and affairs, subject to our approval with respect to certain major actions that customarily would require a joint venture partner’s consent for a transaction of this type, such as entering into certain transactions with affiliates or acquiring additional real property unrelated to the Joint Venture, its subsidiaries, or the Property.

Additional Capital Contributions

BRE Ace Holdings, as the sole managing member, has the sole authority to require that we make additional capital contributions necessary for the conduct of the Joint Venture’s business, operation and maintenance of its assets, and discharge of its liabilities. In the event that we fail to make the necessary additional capital contributions, BRE Ace Holdings (and any future members) has the option to contribute any amounts that we fail to fund as either an additional capital contribution, in which case our interest would be subject to a dilution, or a loan bearing interest at the lesser of 20% or the maximum rate permitted by law, which loan will be repaid prior to any distribution to us.

Restrictions on Our Ability to Transfer Interests; Rights of First Offer; Drag Along, Tag Along and Similar Rights

We may not, directly or indirectly, transfer or otherwise dispose of our interest in the Joint Venture without the prior approval of BRE Ace Holdings, which approval may be withheld in its sole discretion, except for transfers to affiliates wholly-owned and controlled, directly or indirectly, by HGV.

In addition, should BRE Ace Holdings desire to transfer 50% or more of its interest in the Joint Venture or cause the Joint Venture to sell all of its direct or indirect interests in certain subsidiaries, including subsidiaries that, directly and indirectly, own the Property, we have the right of first offer with respect to such interests in accordance with the Joint Venture Agreement, which offer may be rejected by BRE Ace Holdings in its sole and absolute discretion. If we do not acquire such interests, BRE Ace Holdings may sell such interests to an unaffiliated third party, and has the right to “drag us along” and sell the same proportion of our interests in the Joint Venture on the same terms, conditions, economics and benefits to such unaffiliated third party. Similarly, in the event that BRE Ace Holdings desires to sell more than 50% of its interest in the Joint Venture, we have the right to “tag-along” and sell the same proportion of our interest in the Joint Venture on the same terms, conditions, economics and benefits. Further, in the event BRE Ace Holdings exercises its right to cause the Joint Venture and/or its subsidiaries to sell or transfer either the undeveloped land parcel or all or any of the penthouse floors, we have a right of first offer with respect to such undeveloped land parcel or penthouse floor, which offer may be rejected by BRE Ace Holdings in its sole and absolute discretion.

BRE Ace Holdings is not permitted to transfer its interest in the Joint Venture without our consent, which consent shall not be unreasonably withheld, if such transfer would cause us to become an affiliate of a company that is a competitor (as more particularly defined in the Joint Venture Agreement) of Hilton Worldwide Holdings Inc. (“Hilton”), and thereby cause us to violate certain terms of the license agreement that we have entered into with Hilton. In the event we do not consent to such proposed transfer, BRE Ace Holdings has the option to acquire all of our interest in the Joint Venture. We have filed a copy of the license agreement with Hilton as part of our filings with the Securities and Exchange Commission.

Financing and Related Matters

The Property is currently subject to a secured financing of approximately $211 million, none which we have agreed to guarantee. However, in connection with any future financings or refinancings (which may include mortgage loans, mezzanine loans, timeshare receivable loans, or preferred equity financings), BRE Ace Holdings may elect to provide a guaranty or indemnity with customary non-recourse carve-outs and/or an environmental indemnity. In such case, at the sole option of BRE Ace Holdings, HGV is obligated to provide a guaranty or indemnity on the same terms as BRE Ace Holdings. To the extent acceptable to the lender, HGV’s guaranty and/or environmental indemnity will be limited to our applicable capital sharing percentage in the Joint Venture at the time of such guaranty; provided, however, that if required by a lender, our and BRE Ace Holdings’ guaranty and/or environmental indemnity will be on a joint and several basis.

Other

We will continue to market, sell inventory and manage the Property under the existing fee-for-service agreements that we entered into with the prior owner of the Property. Affiliates of The Blackstone Group L.P. currently own approximately 5% of all of the outstanding common stock of HGV. In addition, one of HGV’s directors, Mr. Kenneth A. Caplan, is an employee of The Blackstone Group L.P.

The foregoing summary of the Joint Venture Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Limited Liability Company Agreement of BRE Ace LLC, a Delaware limited liability company, dated as of July 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: July 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Limited Liability Company Agreement of BRE Ace LLC, a Delaware limited liability company, dated as of July 18, 2017.